UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026 (May 27, 2026)

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7857 WEST SAMPLE ROAD, SUITE 134
CORAL SPRINGS, FLORIDA  33065
 (Address of principal executive offices, including zip code)

(201) 265-0169
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

   None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At the Company’s annual meeting of stockholders on May 27, 2026, votes were taken for the proposal(s) that follow below.  The aggregate number of shares of Common Stock voted in person or by proxy for each of the proposal(s) was as follows:

Proposal #1 - A vote was taken for the election of Director(s) of the Company to hold office for a three-year term and until their successor(s) shall have been duly elected.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Richard A. Bianco	50,116,832	493,462	0

The terms of director(s), Richard A. Bianco, Jr., Alessandra F. Bianco and Scott M. Salant continued after the meeting.

Proposal #2 – A vote was taken for the approval, on a non-binding advisory basis, of the compensation of the Company’s Named Executive Officers, as such compensation is described under the “Compensation Narrative” and “Executive Compensation” sections of the Company’s 2026 Proxy Statement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
48,423,126	1,989,983	197,335	0

The foregoing proposal(s) are described more fully in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 27, 2026, pursuant to Section14(a) of the Securities Act of 1934, as amended, and the rules and regulations promulgated there under.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title

104.1	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: May 29, 2026